Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces March Quarter Profit

•	March 2016 quarter adjusted pre-tax income[1] of $1.56 billion, a $966 million increase over March 2015 quarter on a similar basis
•	Adjusted earnings of $1.32 per diluted share
•	GAAP pre-tax income of $1.4 billion and EPS of $1.21 for March quarter
•	Total of $882 million in dividends and share repurchases in March quarter

ATLANTA, Apr. 14, 2016 – Delta Air Lines (NYSE:DAL) today reported financial results for the March 2016 quarter, including adjusted pre-tax income of $1.56 billion, a $966 million increase over March 2015 quarter. Adjusted net income was $1.0 billion or $1.32 per diluted share.

“We have started 2016 with tremendous momentum, generating over $1.5 billion in adjusted pre-tax income, delivering industry-leading operations including 49 days of perfect mainline completion factor for our customers, and reaching our goal of becoming an investment grade company. With these results, the Delta people have proven again that they are the very best in the industry,” said Ed Bastian, Delta’s incoming chief executive officer. “We will continue to be disciplined with our business in the face of volatile fuel prices, strengthen our foundation, and prove our position as the airline that consistently delivers top results for our employees, our owners and the customers and communities we serve.”

Revenue Environment

Delta’s operating revenue for the March quarter decreased 1.5 percent, or $137 million, driven by $125 million in foreign currency pressures and a $5 million impact from the recent events in Brussels. Passenger unit revenues declined 4.6 percent, including 2 points of impact from foreign currency, on a 2.7 percent increase in capacity.

“The momentum with our commercial initiatives, including corporate share gains, Branded Fares, and our partnership with American Express, allowed us to maintain our top line performance in the March quarter despite 40 percent lower market fuel prices and $125 million of pressure from foreign currency,” said Glen Hauenstein, Delta’s incoming president. “We are forecasting a unit revenue decline of 2.5 – 4.5 percent for the June quarter. While this is an improvement over our March quarter performance, we are focused on getting unit revenues back to a positive trajectory and we will make adjustments to our fall capacity levels if we are not making sufficient progress over the coming months.”

1

		Increase (Decrease)
		1Q16 versus 1Q15
		Change	Unit
Passenger Revenue	1Q16 ($M)	YoY	Revenue	Yield	Capacity
Mainline	4,211	3.2%	(4.4) %	(3.7) %	8.0%
Regional	1,318	(4.1) %	(4.2) %	(4.5) %	0.1%
Total Domestic	5,529	1.4%	(4.8) %	(4.4) %	6.5%
Atlantic	919	(9.7) %	(6.4) %	(6.6) %	(3.5) %
Pacific	637	(13.9) %	(5.3) %	(9.2) %	(9.0) %
Latin America	677	(4.8) %	(9.2) %	(10.8) %	4.8%
Total Passenger	7,762	(2.0) %	(4.6) %	(5.1) %	2.7%
Cargo Revenue	162	(25.3) %
Other Revenue	1,327	6.3%
Total Revenue	9,251	(1.5) %

June 2016 Quarter Guidance

Following are Delta’s projections for the June 2016 quarter:

2Q16 Forecast
Operating margin	21% - 23%
Passenger unit revenue (compared to 2Q15)	Down 2.5% - 4.5%
Fuel price, including taxes, settled hedges and refinery impact	$1.48 - $1.53
CASM – Ex including profit sharing (compared to 2Q15)	Up ~ 2%
System Capacity (compared to 2Q15)	Up 2% - 3%

Cost Performance

Adjusted fuel expense2 declined $1.45 billion compared to the same period in 2015, on 40 percent lower market fuel prices. For the quarter, the refinery produced a loss of $28 million. Settled hedge losses were $118 million.

CASM-Ex3 including profit sharing, increased 4.5 percent for the March 2016 quarter compared to the prior year period, with foreign exchange and the benefits of Delta’s domestic refleeting and other cost initiatives offsetting the company’s investments in its products, operations and employees. Half of the increase was attributable to $136 million of higher profit sharing expense.

Non-operating expense declined by $106 million from lower foreign exchange losses, improved contribution from Delta’s 49 percent equity stake in Virgin Atlantic, and the benefit of the company’s debt reduction initiatives which reduced interest expense by $24 million versus prior year.

“The March quarter represented the peak of our non-fuel cost pressures for the year and we expect our performance will improve as we move through the remainder of the year, allowing us to achieve our goal of keeping our non-fuel unit cost growth below 2 percent,” said Paul Jacobson, Delta’s chief financial officer. “Our cost discipline, combined with continued low fuel prices and solid outperformance on revenue, is helping to contribute to over $8 billion in operating cash flow this year, which we are using to invest in the business, strengthen the balance sheet and continue to return cash to our owners.”

2

Cash Flow, Shareholder Returns, and Adjusted Net Debt4

Delta generated $1.35 billion of adjusted operating cash flow and $497 million of free cash flow during the quarter. The company used this strong cash generation to invest $871 million into the business, including $764 million in fleet investments.

Delta made an $825 million cash contribution and a $350 million stock contribution to its pension plans during the quarter. Subsequently, in April, Delta made an additional $135 million cash contribution, completing all pension funding for the year.

For the March quarter, the company returned $882 million to shareholders, comprised of $107 million of dividends and $775 million of share repurchases. Included in the share buyback was a $350 million accelerated share repurchase to offset dilution to existing shareholders from the stock contribution made to the pension plans during the quarter.

Adjusted net debt at the end of the quarter stood at $7.0 billion. Delta is on track to reduce adjusted net debt below $6 billion by the end of 2016. In recognition of its improved financial strength, Delta’s corporate credit rating was upgraded during the quarter by Moody’s Investors Service to Baa3, an investment grade rating.

GAAP Metrics

Below are GAAP metrics corresponding to the non-GAAP figures cited above.

			Change
($ in millions except per share and unit costs)	1Q16	1Q15	$	%
Pre-tax income	1,434	1,186	248	21%
Net income	946	746	200	27%
Diluted earnings per share	1.21	0.90	0.31	34%
Fuel expense (including regional carriers)	1,394	2,099	(705)	(34%)
Consolidated unit cost	13.26	14.12	(0.86)	(6%)
Operating cash flow	1,011	1,636	(625)	(38%)

Special Items

Special items, net of taxes, in the March 2016 quarter totaled $80 million, including $98 million in mark-to-market adjustments on fuel hedges settling in future periods.

Special items, net of taxes, in the March 2015 quarter totaled $374 million primarily comprised of mark-to-market adjustments and settlements on fuel hedges.

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About Delta

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 324 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.
(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.
(3)	CASM - Ex, including profit sharing: In addition to fuel expense, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $313 million and $293 million for the March 2016 and March 2015 quarters, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.
(4)	Adjusted net debt includes $454 million of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the effects of terrorist attacks or geopolitical conflict; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Apr. 14, 2016, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months
	Ended March 31,
(in millions, except per share data)	2016	2015	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$6,444	$6,549	$(105)	(2)%
Regional carriers	1,318	1,374	(56)	(4)%
Total passenger revenue	7,762	7,923	(161)	(2)%
Cargo	162	217	(55)	(25)%
Other	1,327	1,248	79	6%
Total operating revenue	9,251	9,388	(137)	(1)%
Operating Expense:
Salaries and related costs	2,311	2,092	219	10%
Aircraft fuel and related taxes	1,227	1,835	(608)	(33)%
Regional carrier expense
Fuel	167	264	(97)	(37)%
Other	839	789	50	6%
Depreciation and amortization	486	470	16	3%
Contracted services	476	441	35	8%
Aircraft maintenance materials and outside repairs	449	452	(3)	(1)%
Passenger commissions and other selling expenses	388	386	2	1%
Landing fees and other rents	348	373	(25)	(7)%
Profit sharing	272	136	136	NM
Passenger service	189	190	(1)	(1)%
Aircraft rent	66	60	6	10%
Other	493	502	(9)	(2)%
Total operating expense	7,711	7,990	(279)	(3)%

Operating Income	1,540	1,398	142	10%

Non-Operating expense:
Interest expense, net	(107)	(131)	24	(18)%
Miscellaneous, net	1	(81)	82	NM
Total non-operating expense, net	(106)	(212)	106	(50)%

Income Before Income Taxes	1,434	1,186	248	21%

Income Tax Provision	(488)	(440)	(48)	11%

Net Income	$946	$746	$200	27%

Basic Earnings Per Share	$1.22	$0.91
Diluted Earnings Per Share	$1.21	$0.90

Basic Weighted Average Shares Outstanding	774	818
Diluted Weighted Average Shares Outstanding	780	826

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DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended Mar 31,
	2016	2015	Change
Consolidated:
Revenue passenger miles (millions)	47,725	46,221	3.3%
Available seat miles (millions)	58,145	56,597	2.7%
Passenger mile yield (cents)	16.26	17.14	(5.1)%
Passenger revenue per available seat mile (cents)	13.35	14.00	(4.6)%
Operating cost per available seat mile (cents)	13.26	14.12	(6.1)%
CASM-Ex, including profit sharing - see Note A (cents)	10.33	9.88	4.5%
Passenger load factor	82.1%	81.7%	0.4 pts
Fuel gallons consumed (millions)	930	918	1.3%
Average price per fuel gallon, adjusted - see Note A	$1.33	$2.93	(54.6)%
Number of aircraft in fleet, end of period	931	912	19
Full-time equivalent employees, end of period	83,817	81,055	3.4%

Mainline:
Revenue passenger miles (millions)	42,786	41,304	3.6%
Available seat miles (millions)	51,710	50,171	3.1%
Operating cost per available seat mile (cents)	12.84	13.49	(4.8)%
CASM-Ex, including profit sharing - see Note A (cents)	9.93	9.32	6.5%
Fuel gallons consumed (millions)	784	772	1.6%
Average price per fuel gallon, adjusted - see Note A	$1.36	$3.13	(56.5)%
Number of aircraft in fleet, end of period	814	786	28

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in millions)	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,708	$1,972
Short-term investments	1,206	1,465
Accounts receivable, net	2,179	2,020
Hedge margin receivable	454	119
Fuel inventory	367	379
Expendable parts and supplies inventories, net	326	318
Hedge derivatives asset	2,179	1,987
Prepaid expenses and other	887	796
Total current assets	9,306	9,056

Property and Equipment, Net:
Property and equipment, net	23,422	23,039

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,856	4,861
Deferred income taxes, net	4,489	4,956
Other noncurrent assets	1,475	1,428
Total other assets	20,614	21,039
Total assets	$53,342	$53,134

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,531	$1,563
Air traffic liability	5,988	4,503
Accounts payable	2,732	2,743
Accrued salaries and related benefits	1,903	3,195
Hedge derivatives liability	2,630	2,581
Frequent flyer deferred revenue	1,605	1,635
Other accrued liabilities	1,719	1,306
Total current liabilities	18,108	17,526

Noncurrent Liabilities:
Long-term debt and capital leases	6,920	6,766
Pension, postretirement and related benefits	12,695	13,855
Frequent flyer deferred revenue	2,276	2,246
Other noncurrent liabilities	2,091	1,891
Total noncurrent liabilities	23,982	24,758

Commitments and Contingencies

Stockholders' Equity:
Common stock	–	–
Additional paid-in capital	10,339	10,875
Retained earnings	8,462	7,623
Accumulated other comprehensive loss	(7,279)	(7,275)
Treasury stock	(270)	(373)
Total stockholders' equity	11,252	10,850
Total liabilities and stockholders' equity	$53,342	$53,134

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DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(in millions)	2016	2015
Cash Flows From Operating Activities:
Net income	$946	$746
Depreciation and amortization	486	470
Hedge derivative contracts	145	(323)
Deferred income taxes	475	435
Pension, postretirement and postemployment payments greater than expense	(760)	(905)
Changes in:
Hedge margin	(335)	542
Air traffic liability	1,485	1,570
Profit sharing	(1,226)	(620)
Other working capital changes, net	(205)	(279)
Net cash provided by operating activities	1,011	1,636

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(764)	(451)
Ground property and equipment, including technology	(107)	(135)
Net redemptions (purchases) of short-term investments	265	(229)
Other, net	5	3
Net cash used in investing activities	(601)	(812)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(459)	(301)
Repurchases of common stock	(775)	(425)
Cash dividends	(107)	(75)
Fuel card obligation	141	(32)
Proceeds from short-term obligations	68	–
Proceeds from long-term obligations	450	41
Other, net	8	2
Net cash used in financing activities	(674)	(790)

Net (Decrease) Increase in Cash and Cash Equivalents	(264)	34
Cash and cash equivalents at beginning of period	1,972	2,088
Cash and cash equivalents at end of period	$1,708	$2,122

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Pre-Tax Income and Net Income, adjusted for special items. We adjust for the following items to determine pre-tax income and net income, adjusted for special items, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the period shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the periods shown.

Income tax. Pre-tax income is adjusted for the income tax effect of special items. We believe this adjustment allows investors to better understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2016
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,434	$(488)	$946	$1.21
Adjusted for:
MTM adjustments and settlements	155	(57)	98
Virgin Atlantic MTM adjustments	(29)	11	(18)
Total adjustments	126	(46)	80	0.11
Non-GAAP	$1,560	$(534)	$1,026	$1.32

	Three Months Ended			Three Months Ended
	March 31, 2015			March 31, 2015
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,186	$(440)	$746	$0.90
Adjusted for:
MTM adjustments and settlements	(589)	217	(372)
Restructuring and other	10	(4)	6
Virgin Atlantic MTM adjustments	(13)	5	(8)
Total adjustments	(592)	218	(374)	(0.45)
Non-GAAP	$594	$(222)	$372	$0.45

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Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown

Consolidated:

			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	March 31,		March 31,
(in millions, except per gallon data)	2016	2015	2016		2015
Fuel purchase cost	$1,093	$1,718	$1.18		$1.87
Airline segment fuel hedge losses	273	467	0.29		0.51
Refinery segment impact	28	(86)	0.03		(0.09)
Total fuel expense	$1,394	$2,099	$1.50		$2.29
MTM adjustments and settlements	(155)	589	(0.17)		0.64
Total fuel expense, adjusted	$1,239	$2,688	$1.33		$2.93
Change year-over-year	(1,449)		(55%	)

Mainline:

	Three Months Ended
	March 31,
	2016	2015
Mainline average price per gallon	$1.56	$2.37
MTM adjustments and settlements	(0.20)	0.76
Mainline average price per gallon, adjusted	$1.36	$3.13

Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex, including profit sharing"). We adjust CASM for the following items to determine CASM-Ex, including profit sharing, for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the period shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

Consolidated CASM-Ex:

	Three Months Ended
	March 31, 2016	March 31, 2015
CASM (cents)	13.26	14.12
Adjusted for:
Aircraft fuel and related taxes	(2.40)	(3.71)
Restructuring and other	–	(0.02)
Other expenses	(0.53)	(0.51)
CASM-Ex	10.33	9.88
Year-over-year change	4.5%

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Mainline CASM-Ex:

	Three Months Ended
	March 31, 2016	March 31, 2015
Mainline CASM (cents)	12.84	13.49
Adjusted for:
Aircraft fuel and related taxes	(2.36)	(3.66)
Other expenses	(0.55)	(0.51)
Mainline CASM-Ex	9.93	9.32

Operating Cash Flow. We adjusted operating cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. We adjust for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	March 31, 2016
Net cash provided by operating activities	$1.01
Adjustments:
Hedge margin and other	0.34
Net cash provided by operating activities, adjusted	$1.35

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2016 quarter, we entered into transactions to further defer settlement of a portion of our hedge portfolio until 2017. These deferral transactions, excluding market movements from the date of inception, will settle and provide approximately $300 million in cash receipts during the second half of 2016 and require approximately $300 million in cash payments in 2017. Operating cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin. Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in millions)	March 31, 2016
Net cash provided by operating activities	$1,011
Net cash used in investing activities	(601)
Adjustments:
Hedge deferral	11
Hedge margin	335
Net redemptions of short-term investments and other	(259)
Total free cash flow	$497

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in billions)	March 31, 2016
Debt and capital lease obligations	$8.5
Plus: unamortized discount, net and debt issuance costs	$0.1
Adjusted debt and capital lease obligations		$8.6
Plus: 7x last twelve months' aircraft rent		$1.8
Adjusted total debt		$10.4
Less: cash, cash equivalents and short-term investments		$(2.9)
Less: hedge margin receivable		$(0.5)
Adjusted net debt		$7.0

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